Exhibit 99.2

OTEZLA® Product Line of Celgene Corporation and Subsidiaries

Special Purpose Statements of Assets Acquired and Liabilities Assumed as of September 30, 2019 and December 31, 2018 and Special Purpose Statements of Revenues and Direct Expenses for
the Nine-Month Periods Ended September 30, 2019 and 2018
_____________________________________________________________________________________________

OTEZLA® PRODUCT LINE OF CELGENE CORPORATION AND SUBSIDIARIES
Special Purpose Statements of Assets Acquired and Liabilities Assumed
(Unaudited)
(Dollars in thousands)

	September 30, 2019	December 31, 2018
Assets acquired
Current assets:
Inventory	$65,346	$70,420
Total current assets	65,346	70,420
Other non-current assets	3,766	—
Total assets acquired	$69,112	$70,420
Liabilities assumed
Current liabilities:
Accrued expenses and other current liabilities	$20,946	$18,465
Total current liabilities	20,946	18,465
Other non-current liabilities	6,425	2,877
Total liabilities assumed	$27,371	$21,342
Commitments and Contingencies (Note 5)

See accompanying Notes to Special Purpose Financial Statements

OTEZLA® PRODUCT LINE OF CELGENE CORPORATION AND SUBSIDIARIES
Special Purpose Statements of Revenues and Direct Expenses
(Unaudited)
(Dollars in thousands)

	Nine-Month Periods Ended September 30,
	2019	2018
Revenues:
Net product sales	$1,433,987	$1,159,805
Total revenues	1,433,987	1,159,805
Direct expenses:
Cost of goods sold	42,785	36,204
Research and development	143,873	154,442
Selling	457,676	454,637
General and administrative	16,628	12,965
Total direct expenses	660,962	658,248
Revenues less direct expenses	$773,025	$501,557

See accompanying Notes to Special Purpose Financial Statements

OTEZLA® PRODUCT LINE OF CELGENE CORPORATION AND SUBSIDIARIES
Notes to Special Purpose Financial Statements
(Amounts in thousands, unless otherwise indicated)

1. Nature of Business, Basis of Presentation, and Summary of Significant Accounting Policies
Nature of Business
Celgene Corporation, together with its subsidiaries (collectively the “Company” or “Celgene”), is an integrated global biopharmaceutical company engaged primarily in the discovery, development and commercialization of innovative therapies for the treatment of cancer and inflammatory diseases through next-generation solutions in protein homeostasis, immuno-oncology, epigenetics, immunology and neuro-inflammation.
OTEZLA® (the “Product Line”, the “Business”, or “Otezla”), is an internally developed product line of the Company. Otezla is a prescription medicine approved for: the treatment of patients with active psoriatic arthritis, moderate to severe plaque psoriasis for whom phototherapy or systemic therapy is appropriate, and oral ulcers associated with Behçet’s Disease. Otezla was approved by the U.S. Food and Drug Administration (“FDA”) in March 2014 for the treatment of adult patients with active psoriatic arthritis and in September 2014 for the treatment of patients with moderate to severe plaque psoriasis who are candidates for phototherapy or systemic therapy. In January 2015, Otezla was approved by the European Commission (“EC”) for the treatment of both psoriasis and psoriatic arthritis in certain adult patients. In July 2019, Otezla was approved by the FDA for the treatment of adult patients with Behçet’s Disease.
The Company and Bristol-Myers Squibb Company are party to a Plan of Merger, dated as of January 2, 2019 pursuant to which, a wholly-owned subsidiary of Bristol-Myers Squibb Company will merge with and into the Company, with the Company as the surviving company in the merger. On August 25, 2019, Amgen, Inc. (the “Buyer”), the Company and Bristol-Myers Squibb Company entered into an Asset Purchase Agreement (the “APA”) whereby the Buyer agreed to purchase the Company’s certain existing assets and rights related to the development, manufacture, import, export, commercialization, distribution, marketing, use, storage, transport, promotion, disposition or sales of Otezla. On November 20, 2019, Bristol-Myers Squibb Company completed the merger with Celgene.
Basis of Presentation
The accompanying Special Purpose Financial Statements (the “Financial Statements”) are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), and have been prepared for inclusion in the 8-K filing of the Buyer as required by Rule 3-05, Significant Acquisition Carveout Financial Statement Reporting Requirements, of the US Securities and Exchange Commission’s (“SEC”) Regulation S-X. It is impracticable to prepare complete financial statements related to the Business as it was not a separate legal entity of the Company and was never operated as a stand-alone business, division or subsidiary. The Company received a waiver from the SEC to present a Statement of Revenues and Direct Expenses and a Statement of Assets Acquired and Liabilities Assumed for the purpose of complying with Rule 3-05. These Financial Statements are not intended to be a complete presentation of financial position, results of operations, or cash flows of the Business in conformity with GAAP.
The Financial Statements have been derived from the accounting records of the Company using historical results of operations and financial position and only present assets acquired, liabilities assumed and the associated revenues and direct expenses, including certain allocated expenses, of the Business. The assets acquired and liabilities assumed include items specifically identified in the APA. The Financial Statements are not necessarily indicative of the results of operations that would have occurred or may occur in the future if the Business had been an independent company.
Allocations
These Financial Statements include revenues generated by the Product Line, less expenses directly attributable to the Product Line, and certain allocations of direct expenses incurred by Celgene relating to the Product Line. Direct expenses attributable to the Product Line include employee related costs and third-party vendor costs.

Shared Cost of goods sold expenses, Selling expenses, General and administrative expenses and Research and development expenses were attributed to the Business utilizing specific allocation drivers. Where appropriate, these expenses were allocated based on a percentage of sales, percentage of expenses, percentage of allocated headcount or other drivers. These allocations are based on reasonable and rational methods that management believes reflect the costs incurred by the Business. Allocations of the Company’s corporate overhead not directly related to the operations of the Business, as well as allocations of investment income, interest expense, other income/expense and income tax expense have been excluded from these Special Purpose Financial Statements.
The assets and liabilities related to the Product Line that are excluded from these Special Purpose Financial Statements given these items are not conveyed in the APA include: cash, accounts receivable, property plant and equipment; income tax payable and deferred income taxes and disclosures related to these accounts.
Use of Management’s Estimates
The preparation of the Financial Statements requires management to make estimates and assumptions that affect reported amounts and disclosures. Actual results could differ from those estimates.
Significant Accounting Policies
Consolidation and foreign currency translation: Non-U.S. operations of the Business are translated into U.S. dollar for financial reporting purposes. Assets and liabilities are translated at year-end exchange rates, while revenues and expenses are translated at applicable average rates in effect for the respective periods. All intercompany transactions within the Business have been eliminated.
Inventory: Inventories are recorded at the lower of cost or net realizable value, with cost determined on a first-in, first-out basis. The Business periodically reviews the composition of inventory in order to identify excess, obsolete, slow-moving or otherwise non-saleable items. If non-saleable items are observed and there are no alternate uses for the inventory, the Business will record a write-down to net realizable value in the period that the decline in value is first recognized. Included in inventory are raw materials used in the production of Otezla for clinical use, which is charged to research and development expense when consumed.
Advertising Costs: Advertising costs are expensed when incurred and are recorded in Selling expenses in the Special Purpose Statements of Revenues and Direct Expenses. Advertising costs consist of direct-to-consumer advertising and were $153,598 and $155,239 for the nine-month periods ended September 30, 2019 and September 30, 2018, respectively.
Research and Development Costs: Research and development costs are expensed as incurred. These include all internal and external costs related to services contracted by the Company.
Revenue Recognition: Revenue from product sales is recognized in a manner that depicts the transfer of those promised goods to customers in an amount that reflects the consideration to which the Business expects to be entitled in exchange for these products. To achieve this core principle, the Business follows a five-step model that includes identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations and recognizing revenue when the Business satisfies a performance obligation.
The Business records gross-to-net sales accruals for government rebates, chargebacks, distributor services fees, other rebates and administrative fees, sales returns and allowances and sales discounts. See Note 2 for further detail on gross-to-net sales accruals and revenue recognition disclosures.
Share-Based Compensation: The Business utilizes share-based compensation in the form of stock options, restricted stock units (“RSUs”), and performance-based restricted stock units (“PSUs”). Compensation expense is recognized in the Statement of Revenues and Direct Expenses based on the estimated fair value of the awards at grant date. Compensation expense recognized reflects an estimate of the number of awards expected to vest after taking into consideration an estimate of award forfeitures based on actual experience and is recognized on a straight-line basis over the requisite service period, which is generally the vesting period required to obtain full vesting. Management expectations related to the achievement of performance goals associated with PSU grants is assessed regularly and that assessment is used to determine whether PSU grants are expected to vest. If performance-based milestones related to PSU grants are not met or not expected to be met, any compensation expense recognized to date associated with grants that are not expected to vest will be reversed.
New accounting standards which have been adopted
In February 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2016-02, "Leases" (ASU 2016-02) and has subsequently issued a number of amendments to ASU 2016-02, including Accounting Standards Update No. 2018-11 “Leases: Targeted Improvements” (ASU 2018-11 and, when taken together with ASU 2016-02, the “New

Lease Accounting Standard”), which offers a transition option to entities adopting the New Lease Accounting Standard. Under the transition option, entities can elect to apply the new guidance using a modified retrospective approach at the beginning of the year in which New Lease Accounting Standard is adopted, rather than to the earliest comparative period presented in their financial statements. The New Lease Accounting Standard was effective for the Company as of January 1, 2019. The New Lease Accounting Standard provides accounting guidance for both lessee and lessor accounting models. Among other things, lessees will recognize on their balance sheet a Right of use (ROU) asset and a lease liability, based on the characterization of the lease as either an operating or finance lease. For income statement purposes, operating leases will result in the recognition of straight-line rent expense, while finance leases will result in a front-loaded expense pattern made up of both interest expense and amortization of the ROU asset.
The Company elected to adopt the New Lease Accounting Standard using the modified retrospective method and, therefore, have not recast comparative periods presented in the Company’s unaudited consolidated financial statements. The Company elected the package of transition practical expedients for the Company’s existing leases and therefore the Company has not reassessed the following: lease classification for existing leases, whether any existing contracts contained leases and if any initial direct costs were incurred. As permitted under the New Lease Accounting Standard, the Company elected the accounting policy elections to not recognize ROU assets and related lease liabilities for leases with terms of twelve months or less and to not separate lease and non-lease components, and instead account for the non-lease components together with the lease components as a single lease component.
In accordance with the New Lease Accounting Standard, the Special Purpose Statement of Assets Acquired and Liabilities Assumed include ROU assets acquired and operating lease liabilities assumed as of September 30, 2019 of $3,766 and $3,715, respectively. However, the New Lease Accounting Standard did not have any significant impact on the Company’s Special Purpose Statements of Revenues and Direct Expenses for any period.
2. Revenue
The Business accounts for revenue using a five-step model that includes identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when, or as, an entity satisfies a performance obligation. The Product Line’s revenue is derived from product sales of the primary commercial stage product, Otezla.
Performance Obligations
A performance obligation is a promise in a contract to transfer a distinct good or service to the customer, and is the unit of account in the current revenue standard. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when the performance obligation is satisfied.
At contract inception, the Business assesses the goods promised in the Product Line’s contracts with customers and identifies a performance obligation for each promise to transfer to the customer a good that is distinct. When identifying the Business’ performance obligations, the Business considers all goods promised in the contract regardless of whether explicitly stated in the customer contract or implied by customary business practices. Generally, the Business’ contracts with customers require it to transfer an individual distinct product, which would represent a single performance obligation. In limited situations, the Business’ contracts with customers will require the Company to transfer two or more distinct products, which would represent multiple performance obligations for each distinct product. For contracts with multiple performance obligations, the Business allocates the contract’s transaction price to each performance obligation on a relative standalone selling price basis. In determining the Business’ standalone selling prices for Otezla, the Business utilizes observable prices for goods sold separately in similar circumstances and to customers in the same geographical region or market. The Business’ performance obligations with respect to product sales are satisfied at a point in time, which transfer control upon delivery of product to customers. The Business considers control to have transferred upon delivery because the customer has legal title to the asset, the Business has transferred physical possession of the asset, the customer has significant risks and rewards of ownership of the asset, and in most instances the Business has a present right to payment at that time. The aggregate dollar value of unfulfilled orders as of September 30, 2019 and December 31, 2018 was not material.
Distribution
Distribution programs may vary by country, but Otezla is distributed through a traditional pharmaceutical industry supply chain, which means that it is not subject to certain local authorities’ mandatory risk-management distribution programs.

Significant Payment Terms
The contracts with the Business’ customers state the terms of the sale including the description, quantity, and price for each product purchased as well as the payment and shipping terms. The contractual payment terms vary by jurisdiction. In the United States, the contractual payment terms are typically no more than 30 days. Sales made outside the United States typically have payment terms that are greater than 60 days, thereby extending collection periods beyond those in the United States. The period between when the Company transfers control of the promised goods to a customer and when it receives payment from such customer is expected to be one year or less. Any exceptions to this are either not material or the Company collects interest from the customer for the time period between the invoice due date and the payment date. As such, the Company does not adjust the invoice amount for the effects of a significant financing component as the impact is not material to these Special Purpose Financial Statements.
Gross-to-Net Sales Adjustments
The Business records gross-to-net sales accruals for government rebates, chargebacks, distributor service fees, other rebates and administrative fees, sales returns and allowances and sales discounts. Provisions for discounts, early payments, rebates, sales returns, distributor service fees and chargebacks under terms customary in the industry are provided for in the same period the related sales are recorded. The Business records estimated reductions to revenue for volume-based discounts and rebates at the time of the initial sale based upon the sales terms, historical experience and trend analysis. The Business estimates these accruals using an expected value approach based primarily upon historical rebate and discount payments made and the provisions included in current customer contracts and government regulations.
Government Rebates, including Medicaid and Medicare Rebates
Government rebate accruals are based on estimated payments due to governmental agencies for purchases made by third parties under various governmental programs. In the U.S., the Business participates in state government Medicaid programs and other Federal and state government programs, which require rebates to participating government entities. U.S. Medicaid rebate accruals are generally based on historical payment data and estimates of future Medicaid beneficiary utilization applied to the Medicaid unit rebate formula established by the Center for Medicaid and Medicare Services. The accrual of the rebates associated with Medicaid Managed Care Organizations is calculated based on estimated historical patient data related to Medicaid Managed Care Organizations. The Business also analyzes actual billings received from the states to further support the accrual rates. Manufacturers of pharmaceutical products are responsible for 50% of the patient’s cost of branded prescription drugs related to the Medicare Part D Coverage Gap (70% beginning in 2019). In order to estimate the cost to the Company of this coverage gap responsibility, the Business analyzes data for eligible Medicare Part D patients against data for eligible Medicare Part D patients treated with Otezla, as well as the historical invoices. This expense is recognized throughout the year as costs are incurred. In certain international markets, government-sponsored programs require rebates to be paid based on program specific rules and, accordingly, the rebate accruals are determined primarily on estimated eligible sales.
Chargebacks, Distributor Service Fees, Other Rebates and Administrative Fees
Chargeback accruals are based on the difference between product acquisition prices paid by wholesalers and lower government contract pricing paid by eligible customers covered under federally qualified programs. Distributor service fee accruals are based on contractual fees to be paid to the wholesale distributor for services provided. TRICARE is a health care program of the U.S. Department of Defense Military Health System that provides civilian health benefits for military personnel, military retirees and their dependents. TRICARE rebate accruals are included in chargeback accruals and are based on estimated Department of Defense eligible sales multiplied by the TRICARE rebate formula.
Rebates or administrative fees are offered to certain wholesale customers, group purchasing organizations and end-user customers, consistent with pharmaceutical industry practices. Settlement of rebates and administrative fees may generally occur from one to 15 months from the date of sale. The Business records a provision for rebates at the time of sale based on contracted rates and historical redemption rates. Assumptions used to establish the provision include level of wholesaler inventories, contract sales volumes and average contract pricing. The Business regularly reviews the information related to these estimates and adjust the provision accordingly.
Returns, Refunds and Warranties
The Business determines the sales returns allowance based on estimated on-hand retail/hospital inventories, measured end-customer demand as reported by third-party sources, actual returns history and other factors, such as the trend experience for lots where product is still being returned or inventory centralization and rationalization initiatives conducted by major pharmacy chains, as applicable. If the historical data the Business uses to calculate these estimates does not properly reflect future returns, then a change in the allowance would be made in the period in which such a determination is made and revenues in that period could be materially affected. Under this methodology, the Business tracks actual returns by individual production lots. Returns on closed lots, that is, lots no longer eligible for return credits, are analyzed to determine historical returns experience. Returns on open lots, that is, lots still eligible for return credits, are monitored and compared with historical return trend rates. Any changes from the historical trend rates are considered in determining the current sales return allowance. The Business does not provide warranties on products to customers unless the product is determined to be defective as manufactured or damaged in transit within a reasonable period of time after receipt of the product by the customer.
Sales Discounts
Sales discounts are based on payment terms extended to customers, which are generally offered as an incentive for prompt payment. The Business records its best estimate of sales discounts to which customers are likely to be entitled based on both historical information and current trends.
The reconciliation of gross product sales to net product sales by each significant category of gross-to-net adjustments was as follows:

	Nine-Month Periods Ended September 30,
	2019	2018
Gross Product Sales	$2,419,662	$1,881,221
Gross-to-Net Adjustments:
Government Rebates	(159,286)	(118,855)
Chargebacks and Distributor Services Fees	(783,127)	(564,052)
Sales Discounts	(42,609)	(32,934)
Sales Returns and Allowances	(653)	(5,575)
Total Gross-to-Net Adjustments	(985,675)	(721,416)
Net Product Sales	$1,433,987	$1,159,805
3. Inventory
Inventories as of September 30, 2019 and December 31, 2018 are summarized by major category as follows:

	September 30, 2019	December 31, 2018

Raw materials	$41,070	$48,838
Work in process	7,240	8,064
Finished goods	17,036	13,518
Total inventory	$65,346	$70,420
Substantially all of the Inventory balances were comprised of the Business’ single product, Otezla, as of September 30, 2019 and December 31, 2018, respectively.
4. Share-Based Compensation
The Company has stockholder-approved stock incentive plans. The Celgene sponsored Plans provide for the granting of options, restricted stock units (RSUs), performance stock units (PSUs) and other share-based and performance based awards to employees, officers and non-employee directors. The Management Compensation and Development Committee of the Board of Directors (Compensation Committee) may determine the type, amount and terms, including vesting, of any awards made under the Plans.
The Business’ product-related share-based compensation expense included in the Financial Statements represents the actual share-based compensation granted to employees involved in the Business on a weighted basis reflecting the proportion of each employee’s time dedicated to Otezla. The share-based compensation expenses were as follows:

	Nine-Month Periods Ended September 30,
	2019	2018
Cost of goods sold	$2,469	$2,084
Research and development	18,132	16,451
Selling	37,842	31,586
General and administrative	1,666	1,647
Total share-based compensation expense	$60,109	$51,768
5. Commitments and Contingencies
Legal Proceedings:
The Company has, from time to time, received inquiries and subpoenas and other types of information requests from government authorities and others and has been subject to claims and other actions related to its business activities, including the Business. While the ultimate outcome of investigations, inquiries, information requests and legal proceedings is difficult to predict, adverse resolutions or settlements of those matters may result in, among other things, modification of business practices, product recalls, costs and significant payments, which may have a material adverse effect on the results of operations, cash flows or financial condition.
Pending patent proceedings include challenges to the scope, validity and/or enforceability of the patents relating to the Product Line, uses of Otezla or manufacturing processes. Further, as Otezla matures or nears the end of its regulatory exclusivity periods, it is more likely that there will be challenges to its patents, and in some jurisdictions the Company has received such challenges. The Company is also subject, from time to time, to claims of third parties that it infringes their patents covering products or manufacturing processes. Although the Company believes it has substantial defenses to these challenges and claims, there can be no assurance as to the outcome of these matters and an adverse decision in these proceedings could result in one or more of the following: (i) a loss of patent protection, which could lead to a significant reduction of sales that could materially affect future results of operations, cash flows or financial condition; (ii) an inability to continue to engage in certain activities; and (iii) significant liabilities, including payment of damages, royalties and/or license fees to any such third party.
The Company records accruals for loss contingencies to the extent that it concludes it is probable that a liability has been incurred and the amount of the related loss can be reasonably estimated.
Among the principal matters pending are the following patent-related matters:
The Company received Notice Letters from each of the following company groups (individual or joint) between May 14, 2018 and June 1, 2018: Alkem Laboratories Ltd. (Alkem); Amneal Pharmaceuticals LLC (Amneal); Annora Pharma Private Ltd. (Annora) and Hetero USA Inc. (Hetero); Aurobindo Pharma Ltd. and Aurobindo Pharma U.S.A. Inc. (Aurobindo); Cipla Ltd. (Cipla); DRL; Emcure Pharmaceuticals Ltd. (Emcure) and Heritage Pharmaceuticals Inc. (Heritage); Glenmark Pharmaceuticals Ltd. (Glenmark); Macleods Pharmaceuticals Ltd. (Macleods); Mankind Pharma Ltd. (Mankind); MSN Laboratories Private Ltd. (MSN); Pharmascience Inc. (Pharmascience); Prinston Pharmaceutical Inc. (Prinston); Sandoz Inc. (Sandoz); Shilpa Medicare Ltd. (Shilpa); Teva Pharmaceuticals USA, Inc. (Teva) and Actavis LLC (Actavis); Torrent Pharmaceuticals Ltd. (Torrent); Unichem Laboratories, Ltd. (Unichem); and Zydus Pharmaceuticals (USA) Inc. (Zydus) notifying us of their ANDAs, which contain Paragraph IV certifications against one or more of the following patents: U.S. Patent Nos. 6,962,940; 7,208,516; 7,427,638; 7,659,302; 7,893,101; 8,455,536; 8,802,717; 9,018,243 and 9,872,854, which are listed in the Orange Book for OTEZLA® . Each of the companies is seeking to market a generic version of OTEZLA®. In response to the Notice Letters, the Company timely filed infringement actions in the U.S. District Court for the District of New Jersey. As a result of the filing of the actions, the FDA cannot grant final approval of any of these companies’ ANDAs until at least the earlier of (i) a final decision that each of the asserted patents is invalid, unenforceable, and/or not infringed, and (ii) September 21, 2021.
Between August 8, 2018 and August 30, 2018, the Company filed amended complaints against Alkem, Amneal, Aurobindo, Cipla, DRL, Glenmark, Pharmascience, Sandoz, Teva and Actavis, Unichem, and Zydus additionally asserting U.S. Patent No. 9,724,330, which was recently listed in the Orange Book for OTEZLA®.
Between October 15, 2018 and November 27, 2018, the Company filed amended complaints against Alkem, Amneal, Annora and Hetero, Aurobindo, Cipla, DRL, Emcure and Heritage, Glenmark, Macleods, Mankind, MSN, Pharmascience, Prinston, Sandoz, Teva and Actavis, Torrent, Unichem, and Zydus additionally asserting U.S. Patent No. 10,092,541, which was recently listed in the Orange Book for OTEZLA®.

Between March 1, 2019 and April 4, 2019, the Company filed amended complaints against Annora and Hetero, MSN, Emcure and Heritage, in response to Notice Letters containing additional Paragraph IV certifications against one or more of the above-listed patents, which are listed in the Orange Book for OTEZLA®.
Each defendant has filed an Answer to the above-listed complaints and amended complaints disputing infringement and/or validity of the patents asserted against it. Along with their Answers, each of Alkem, Annora and Hetero, Cipla, DRL, Emcure and Heritage, Glenmark, Macleods, Mankind, Pharmascience, Sandoz, Shilpa, Teva and Actavis, Torrent and Unichem filed declaratory judgment counterclaims asserting that some or all of the patents are not infringed and/or are invalid.
The Company received an additional Notice Letter from Mankind dated September 6, 2019 notifying it of additional Paragraph IV certifications against U.S. Patent Nos. 6,962,940; 7,659,302; 8,455,536; 9,018,243 and 9,724,330 that are listed in the Orange Book for OTEZLA®. In response to that Notice Letter, the Company timely filed an amended complaint against Mankind in the U.S. District Court for the District of New Jersey on October 1, 2019. As a result of the filing of the amended complaint, the FDA cannot grant final approval of Mankind’s ANDA until at least the earlier of (i) a final decision that each of U.S. Patent Nos. 6,962,940; 7,659,302; 8,455,536; 9,018,243 and 9,724,330 is invalid, unenforceable, and/or not infringed, and (ii) March 9, 2022. Mankind has not yet responded to this amended complaint.
The court has consolidated all the above-listed OTEZLA® litigations for discovery and case management purposes, and entered a schedule for fact discovery. The court has not yet entered a schedule for expert discovery and trial in any of the above-listed OTEZLA® litigations. In August 2019, the Company entered into a confidential settlement agreement with Glenmark.
On October 8, 2019, we filed another infringement action against Zydus in the U.S. District Court for the District of New Jersey. The patents-in-suit are U.S. Patent Nos. 8,093,283 and 8,629,173, which are patents that are not listed in the Orange Book. Zydus has not yet responded to this complaint. The court has yet to enter a schedule for fact discovery, expert discovery or trial.
6. Leases
The Company routinely enters into leases for the use of automobiles for certain employees. The leasing portfolio is comprised entirely of operating leases. As of September 30, 2019, the Business has $3,766 of aggregate ROU assets acquired and $3,715 of related lease liabilities assumed relating to the operating leases for the automobiles used by the Business’ sales force and other certain employees. The Business may be required to make additional lease payments for exceeding a specified mileage, as well as for other operating costs such as maintenance and repair services. These costs are generally variable in nature and therefore are not included in the measurement of the ROU asset and related lease liability. Instead, such costs are recognized as variable lease expense and attributed to Otezla in the Special Purpose Statement of Revenues and Direct Expenses. Depending upon the country location of the automobile, each leased automobile has a term between 3 years and 4 years and is generally not renewed beyond that term.
The components of lease expense for the automobile leases were as follows:

Nine-Month Period Ended September 30, 2019
Operating lease cost	$1,792
Short-term lease cost	—
Variable lease cost	1,565
Sublease income	—
Total lease cost	$3,357

Supplemental balance sheet information related to leases was as follows:

Operating Leases	September 30, 2019
Other non-current assets	$3,766
Accrued expenses and other current liabilities	1,917
Other non-current liabilities	1,798

Weighted-average remaining lease term (years) - operating leases	2.08
Weighted-average discount rate - operating leases	3.66%
Maturities of lease liabilities as of September 30, 2019 were as follows:

Operating Leases
2019 (excluding the nine-month period ended September 30, 2019)	$590
2020	1,848
2021	1,244
2022	171
Thereafter	—
Total undiscounted lease payments	$3,853

Less: imputed interest	138
Total discounted lease payments	$3,715
Future minimum lease payments for non-cancelable operating leases as of December 31, 2018 are:

Operating Leases
2019	$1,137
2020	1,848
2021	1,244
2022	171
Thereafter	—
Total minimum lease payments	$4,400
Total rental expense for automobiles under operating leases was $3,357 and $3,203 for the nine-month periods ended 2019 and 2018, respectively.
7. Employee Benefit Plans
The Business sponsors defined benefit plans in certain foreign locations. Participation in these plans is subject to the local laws that are in effect for each country and may include statutorily imposed minimum contributions. Total net periodic pension costs attributable to Otezla for these defined benefit plans were $3,407 and $4,089 for the nine-month periods ended September 30, 2019 and September 30, 2018, respectively, based upon an allocation of employees dedicated to Otezla to the total number of Celgene employees for each individual plan. These plans were in a net unfunded position, and as such, $4,627 and $2,877 of the total Celgene liability accrued were attributed to Otezla employees as of September 30, 2019 and December 31, 2018, respectively.
8. Concentrations
The Business generates substantially all revenues from sales of a single product, Otezla. The Business’s three largest customers are wholesale pharmaceutical distributors and accounted for 99% and 99% of net product sales during the nine-month periods ended September 30, 2019 and September 30, 2018, respectively. 80% and 79% of net product sales were generated from within the United States during the nine-month periods ended September 30, 2019 and September 30, 2018, respectively.

9. Subsequent Events
Subsequent events have been evaluated through November 20, 2019, the date the Special Purpose Financial Statements were available for issuance. There are no subsequent events which have not been disclosed in these Special Purpose Financial Statements.